Transforming how the world connects Business Update – First Quarter 2023 May 15, 2023 NASDAQ: ASTS

ast-science.com Forward Looking Statements The information in this presentation and the oral statements made in connection therewith includes “forward-looking statements” for the purposes of federal securities laws that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact in this presentation and the oral statements made in connection therewith regarding AST SpaceMobile, Inc.’s, collectively with its subsidiaries (“SpaceMobile” or the “Company”), financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors contained in AST SpaceMobile’s Annual Report on Form 10-K, filed with the SEC on March 31, 2023. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of Total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Building the first and only space-based cellular broadband network

Q1 2023 key highlights History Made Technology Validated In Orbit Potentially Opening Additional Funding Alternatives

History made: First-ever space-based voice calls using everyday unmodified smartphones Source: AT&T.

Continued strong momentum with the wireless industry

"Today, we have taken another major step in mobile communications. 30 years after Vodafone sent the world's first text message, we supported AST SpaceMobile in successfully making the first ever direct-to-smartphone test call using satellite communications. This is just the start. As a lead investor in AST SpaceMobile, we will continue to break technological boundaries by connecting many more millions of people across the planet when the service becomes commercially available."

—**Margherita Della Valle, CEO**

"AT&T's heritage began with the birth of the telephone 147 years ago and has continued with many other firsts including: trans-continental call, overseas call, call from the moon, and partnering to deliver the only network built with and for America's first responders. We connect people to greater possibility, and this important milestone with AST SpaceMobile is a big step and we can't wait to see what's next in our space-based journey."

—**Chris Sambar, Head of AT&T Network**

"It was a unique thrill and honor to have the Rakuten team talk with Abel in a world-first direct-to-satellite experience. Congratulations to AST SpaceMobile and all of its strategic collaborators on this groundbreaking event. As technological advancements like space connectivity become possible with pioneers like AST SpaceMobile, Rakuten will also progress even further along the road to democratizing connectivity for all."

—**Mickey Mikitani, Chairman & CEO**

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Implications of this historical technical milestone

BlueWalker 3 testing program validates our technology

- ✓ **Confirms no major changes to the design of Block 1 BlueBirds**
- ✓ **Confirms technology ability to work with everyday smartphones**
- ✓ **Confirms ability to integrate with the existing cellular ecosystem, including spectrum**
- → **What comes next? 4G and 5G**

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UNMODIFIED STANDARD EXISTING SPECTRUM ■ ■ Phones Devices DIRECT-TO-DEVICE IoT ■ ■ Wearables Testing confirms technology ability to work with everyday smartphones and devices Everyday phones from all major brands have communicated with BW3

Update on industrialization of our patented technology Production on track for planned launch of 5 Block 1 satellites in Q1 2024

Staged technology roadmap designed to provide continuous improvement of SpaceMobile services

Our technology roadmap is expected to sequentially add capacity with each generation of satellite program

Satellite Program	BW3	Block 1	Block 2
Initial Production	2022	2023	2024
Design	Test FPGA 693 sq ft	FPGA ~700 sq ft	Proprietary ASIC ~2,500 sq ft
Capacity		10x BW3	100x BW3

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First quarter 2023 financial metrics Adj. Operating Expenses 1 Liquidity 3 $mm $mm Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense less non-cash operating expense such as depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended March 31, 2023 and December 31, 2022 was $1.7 million and $1.3 million, respectively. Stock-based compensation for the three months ended March 31, 2023 and December 31, 2022 consisted of $1.4 million and $1.5 million of engineering services expense and $1.1 million and $0.8 million of general and administrative costs, respectively. Capital expenditure as of March 31, 2023, December 31, 2022 and September 30, 2022 was $92.5 million, $92.1 million, and $92.1 million for the BlueWalker 3 satellite and $66.5 million, $53.9 million, and $43.5 million of Property and equipment, net, respectively. Cash Position as of March 31, 2023 and December 31, 2022 includes $0.7 million of restricted cash. Capital Expenditures 2 $mm +$1.7 ($1.1) +$0.6 +$1.2 +$2.2 +$2.6 +$0.4

Track record of attracting strategic investment Milestone driven, value-creating financing approach with validation from a high-profile strategic investor base across the wireless ecosystem Select Investors Rounds Participated Investment ($mm) Rakuten 2 $104 Vodafone 2 $35 American Tower 2 $31 Cisneros 2 $12 Bell Canada 1 $10 Samsung 1 $1 Founder, Chairman & CEO, Abel Avellan Cisneros (Invesat LLC), Latin American Media & Entertainment company Cisneros (Invesat LLC) Public Investors + Public Investors Representative of $75 million of gross proceeds from November 2022 follow-on offering, $13.4 million of net proceeds from committed equity facility (“CEF”) as of December 31, 2022 and $20.0 million of net proceeds from at-the-market offering program as of December 31, 2022. On September 6, 2022, AST SpaceMobile completed the sale of its 51% interest in its former subsidiary, NanoAvionika UAB (“Nano”) for net proceeds of approximately $26.6 million Divestiture of non-core asset for ~9x MOIC 1 2

Appendix

Reconciliation to non-GAAP measures – adj. operating expenses Adj. operating expenses – 3 months ended Stock-based compensation for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022 consisted of $1.4 million, $1.5 million, and $1.3 million of engineering services expense and $1.1 million, $0.8, and $1.0 million of general and administrative costs, respectively. ($ in thousands)  Mar 31, ’23 Dec 31, ’22 Mar 31, ’22 Engineering services 16,483 16,004 11,740 General and administrative costs 9,857 10,698 11,619 Research and development costs 16,381 14,651 8,281 Depreciation and amortization 1,733 1,254 1,100 Total operating expenses 44,454 42,607 32,740 Less: Depreciation and amortization (1,733) (1,254) (1,100) Less: Stock-based Compensation Expense 1 (2,474) (2,295) (2,254) Total adj. operating expenses 40,247 39,058 29,386

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